                                                                   EXHIBIT 10.18

                              MAGINET CORPORATION

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into as of November 28, 1995, by and between MagiNet Corporation, a California corporation (the "Company"), and Kenneth B. Hamlet (the "Executive").

     WHEREAS, the Company desires to employ the Executive as of January 15, 1996, or such other date as the Executive shall first be employed by the Company (the "Effective Date"), and the Executive desires to accept employment with the Company on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

     1.   EMPLOYMENT AND DUTIES.  The Executive will serve as President and
          ---------------------
Chief Executive Officer of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's Bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability. At the next meeting of the Board of Directors, the Executive will be nominated to serve as a director of the Company, and, when elected or appointed thereafter, the Executive shall serve in such capacity without additional compensation.

     2.   EMPLOYMENT PERIOD.
          -----------------

          (a)    BASIC RULE.  The employment period shall begin upon the
                 ----------
Effective Date and shall continue thereafter until terminated by the Company or the Executive. The Executive acknowledges and agrees that his employment with the Company is "at-will" and may be terminated by either party at any time, subject only to the terms of this Agreement.

          (b)    EARLY TERMINATION.  The Company may terminate the
                 -----------------
Executive's employment at any time. Except with respect to for-Cause termination, the Company shall provide the Executive with thirty (30) days' advance notice in writing of such termination. If the Company terminates the Executive's employment for any reason other than Cause or Disability, each as defined below, the provisions of paragraphs 13(a)(i), 13(b), and 13(c) shall apply. The Executive may terminate his employment by giving the Company thirty
(30) days' advance written notice. If the Executive terminates his employment with the Company, the provisions of paragraph 13(a)(ii) shall apply. Upon termination of the Executive's employment with the Company, the Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans. Any waiver of
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notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this subparagraph 2(b).

          (c)    DEATH.  The Executive's employment will terminate in the
                 -----
event of his death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of the Executive's death, or for periods following the Executive's death, provided that the Company's obligations applicable under such circumstance under paragraphs 13(a)(ii) and 13(c) shall not be interrupted as a result of the Executive's death. The Executive's rights under the benefit plans of the Company in the event of the Executive's death will be determined under the provisions of those plans.

          (d)    CAUSE.  The Company may terminate the Executive's employment
                 -----
for cause by giving the Executive notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Executive to perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment,
(ii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iii) a willful breach by the Executive of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith without a reasonable belief that the act or omission was in the Company's best interest. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

          (e)    DISABILITY.  The Company may terminate the Executive's
                 ----------
employment for Disability by giving the Executive thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than ninety (90) days due to physical or mental illness. The determination of the Executive's Disability hereunder shall be made by a two-thirds (2/3) majority of the then current members of the Company's Board of Directors (excluding the Executive) and shall be based upon advice from such medical professionals and upon such medical and other records as the Company's Board of Directors may deem appropriate. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this subparagraph (e) becomes effective, the notice of termination shall automatically be deemed to have been revoked. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

     3.   PLACE OF EMPLOYMENT.  The Executive's services shall be performed at
          -------------------
the Company's principal executive offices in Sunnyvale, California. The parties acknowledge, however, that

                                      -2-
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substantial foreign and domestic travel may be required in connection with the performance of the Executive's duties hereunder.

     4.   BASE SALARY.  For all services to be rendered by the Executive
          -----------
pursuant to this Agreement, the Company agrees to pay the Executive a base salary (the "Base Salary") at an annual rate of not less than $250,000. During the period of his employment by the Company, the Executive's annual base salary shall not be less than $250,000. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Company agrees to review the Base Salary at least annually as of the payroll payment date nearest each anniversary of the Effective Date (beginning in 1996) and to make such increases therein as the Board of Directors may approve.

     5.   BONUS.  Beginning with the Company's 1996 fiscal year, and for each
          -----
fiscal year thereafter during the term of this Agreement, the Executive will be eligible to receive an annual bonus (the "Bonus") based upon certain financial criteria to be agreed upon by the Executive and the Board of Directors including revenue and profitability targets and other organizational milestones. On or before March 15, 1996, the Executive shall prepare and submit to the Board of Directors for approval a management bonus program that will include the terms and conditions of the Executive's Bonus opportunity. It is anticipated that the Bonus plan established for the Executive for the year ending December 31, 1996 will provide for a cash portion of the Bonus equal to twenty-five percent (25%) of the Executive's 1996 Base Salary, with a corresponding stock portion, should the Company meet certain critical performance targets under its 1996 operating plan. If the Company exceeds the critical preformance targets under such plan, the Executive will be eligible to receive a substantially greater Bonus than specified in the prior sentence.

     The Bonus shall be paid part in cash and part in Common Stock of the Company ("Common Stock"). The number of shares of Common Stock issuable in such Bonus shall equal the quotient obtained by dividing (i) an amount equal to the cash portion of the Bonus by (ii) $4.50 and rounding any fractional share to the nearest whole share. The $4.50 divisor set forth in the prior sentence shall apply to the Common Stock portion of the Bonus for each of the three (3) years ending December 31, 1996, 1997, and 1998. Notwithstanding the foregoing, after the earlier to occur of (i) the payment of the Common Stock portion of the Bonus for the fiscal year ending December 31, 1998, or (ii) the closing of the sale of the Company's Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, (the "Securities Act"), the divisor shall be determined by negotiation between the parties. The Common Stock issued in the Bonus shall be fully vested and shall be issued pursuant to an employee stock incentive plan approved by the Board of Directors and shareholders of the Company and such shares shall be exempt from the registration requirements of the Securities Act. The Bonus shall be paid within thirty (30) days after the applicable financial statements or other reports have been finally delivered to the Board of Directors or as otherwise agreed by the Board of Directors and the Executive.

     6.   STOCK OPTION.
          ------------

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

          (a)    INITIAL OPTION.  Effective as of the Company's next Board of
                 --------------
Director's meeting hereafter, the Company shall grant the Executive an option (the "Executive Option") to purchase shares of the Company's Common Stock (the "Executive Option Shares") at $2.00 per share. The number of shares subject to the option shall be calculated to represent five percent (5%) of the sum of the Company's outstanding shares plus the Company's outstanding securities convertible into or exercisable for (regardless of vesting or similar limitations on exercisability) any shares of the Company's capital stock (all on an as-converted basis), including the Executive Option in such calculation as an outstanding exercisable security. The Executive Option shall vest as described in paragraph 6(b) below and shall be subject to such other terms and conditions as are described in paragraph 6(c) below.

          (b)    VESTING.  The Executive Option Shares shall vest and become
                 -------
exercisable monthly over a thirty-six- (36-) month period beginning on the Effective Date and ending on the third (3rd) anniversary of the Effective Date. In the event of a Change of Control (as defined below), the unvested portion of the Executive Option shall automatically accelerate, and the Executive shall have the right to exercise all or any portion of the Executive Option, in addition to any portion of the Executive Option exercisable prior to such event. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events subsequent to the Effective Date.

                 (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (except in a transaction or transactions in which RRE Investors, LLC or its affiliates or successors accumulates securities representing more than fifty percent (50%) of such voting power;

                 (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                 (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (c)    OPTION PROVISIONS.  The Executive Option shall be granted
                 -----------------
under the Company's Key Personnel Stock Option Plan (the "Stock Plan") and, except as expressly provided otherwise in this paragraph 6, shall be subject to the terms and conditions of the Stock Plan and form of option agreement; provided, however, that the Company's Board of Directors may, in its discretion, grant the Executive Option outside of the Stock Plan, and any such option shall include such other terms as the Board of Directors may specify that are not inconsistent with the terms hereof.

                                     -4-
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     7.   COMMON STOCK.  The Company agrees to issue and sell to the Executive,
          ------------
no later than January 31, 1996, a combination of shares of Common Stock and the Company's Series D Preferred Stock ("Series D Preferred") having an aggregate purchase price of between $250,000 and $1,000,000, determined by the Executive, and a weighted-average purchase price per share of $4.50. The Series D Preferred will be issued and sold at a price per share and on the terms at which Series D Preferred Stock is sold in the Company's current round of financing, and the Common Stock will be issued and sold at a price per share of $2.00. The Series D Preferred will be sold to the Executive pursuant to a Series D Preferred Stock Purchase Agreement in substantially the same form as entered by the Company and the investors in the Series D Preferred and will be subject to such registration rights as granted to such investors. The Common Stock will be sold and issued to the Executive pursuant an employee stock incentive plan approved by the Board of Directors and will be fully vested upon issuance. The issuance of the Common Stock shall be exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated thereunder.

     8.   EXPENSES.  The Executive shall be entitled to reimbursement by the
          --------
Company for all reasonable, ordinary, and necessary travel, entertainment, and other expenses incurred by the Executive during the term of this Agreement (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, however, that the Executive shall properly account for such expenses in accordance with the Company's policies and procedures.

     9.   OTHER BENEFITS; INSURANCE.  The Executive shall be entitled to
          -------------------------
participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. The Company agrees to evaluate and consider the advisability of establishing a "split-dollar" insurance plan pursuant to which the Executive would obtain life insurance benefits.

     10.  VACATIONS AND HOLIDAYS.  The Executive shall be entitled to paid
          ----------------------
vacation time and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

     11.  MOVING EXPENSES.  The Company agrees to reimburse the reasonable
          ---------------
moving expenses of Executive, not to exceed $50,000, associated with relocating to accept employment with the Company. Such reimbursable expenses shall include, but not be limited to, the costs of packing, shipping, and unpacking the Executive's personal goods and the closing costs associated with the Executive's purchase of a new home. The Company further agrees to reimburse the reasonable temporary living expenses of Executive in the San Francisco Bay Area for a period of four (4) months.

     12.  OTHER ACTIVITIES.  The Executive shall devote substantially all of his
          ----------------
working time and efforts during the Company's normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays, and sickness. The Executive may, however, devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other

                                      -5-
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corporations and to other types of business or public activities not expressly mentioned in this paragraph.

     13.  TERMINATION BENEFITS.  In the event the Executive's employment
          --------------------
terminates, then the Executive shall be entitled to receive severance and other benefits as follows:

          (a)    SEVERANCE.
                 ---------

                 (i)  INVOLUNTARY TERMINATION.  If the Company terminates the
                      -----------------------
Executive's employment other than for Disability or Cause, then in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, the Executive shall be entitled to payment of his Base Salary on the normal pay periods of the Company for a period of eighteen (18) months following such termination; provided, however, that the Company's obligations hereunder shall cease upon a breach by the Executive of his obligations under paragraphs 14 or 15 hereof.

                (ii)  OTHER TERMINATION.  In the event the Executive's
                      -----------------
employment terminates for any reason other than as described in paragraph 13(a)(i) above, including by reason of the Executive's death or disability or resignation, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination.

          (b)    OPTIONS.  In the event the Executive's employment is
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terminated Executive shall be deemed vested in the unvested portion of the
Executive Option as follows:

                 (i) In the event of such an involuntary termination within twelve (12) months of the Effective Date, the Executive Option shall become immediately exercisable for that number of shares of the Company's Common Stock equal to the number for which the Executive Option would have been exercisable had the Executive remained employed with the Company on the date six (6) months after the date of such involuntary termination;

                (ii) In the event of such an involuntary termination after the date twelve (12) months following the Effective Date and prior to the date twenty-four (24) months after the Effective Date, the Executive Option shall become exercisable for that number of shares for which it would have been exercisable had the Executive remained employed with the Company on the date twelve (12) months after the date of such involuntary termination; and

               (iii) In the event of such an involuntary termination after the date twenty-four (24) months after the Effective Date, the Executive Option shall be deemed exercisable for all the shares subject thereto.

          (c)    BONUSES.  In the event the Executive's employment is
                 -------
terminated by the Company as described in paragraph 13(a)(i) above, then the Executive shall be entitled to receive the

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Bonus described in paragraph 5 to the extent he would have been entitled to such
Bonus had he remained an employee of the Company through the end of the fiscal year for which the target Bonus had been established. In the event the Executive's employment terminates for any other reason (other than Cause or resignation) during any fiscal year of the Company, then the Executive (or his estate) shall be entitled to payment of a portion of the Bonus determined, after the end of such fiscal year, by multiplying the amount of the Bonus which would have become payable to the Executive had he remained employed until the end of such fiscal year, by a fraction, the numerator of which will be the number of days in which he was employed by the Company (or any of its subsidiaries) in such fiscal year, and the denominator of which shall be the number of days in such fiscal year. To the extent all or any portion of the Bonus is payable to the Executive pursuant to the preceding sentence, such amount shall be paid in accordance with paragraph 5. In the event the Executive's employment is terminated by the Company for Cause or by the Executive's resignation, then the Executive shall not be entitled to any Bonus which has not accrued as of such date.

          (d) REGISTRATION RIGHTS.  The shares of Series D Preferred Stock
              -------------------
issued pursuant hereto will be issued under an agreement which will provide the Executive with certain piggyback and other registration rights. The shares of Common Stock to be issued hereunder will be issued pursuant to a plan or agreement satisfying the requirements of Rule 701 promulgated under the Securities Act, and will thereby have the resale benefits available under Rule 701(c). If (i) the Executive's employment is terminated under Section 13(a)(i) hereof and (ii) for any reason, the Series D Preferred registration rights or the Rule 701 resale provisions are not available to Executive for the resale of his shares of Common Stock at such time as a public market exists for the Company's Common Stock, then the Executive shall be entitled to such piggyback and similar registration rights as have been provided to the Founders of the Company under the terms of the Company's existing Shareholders' Agreement.

     14.  PROPRIETARY INFORMATION.  The Executive shall not, without the prior
          -----------------------
written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's standard form of Employee Proprietary Information Agreement.

     15.  NON-SOLICIT.  The Executive covenants and agrees with the Company that
          -----------
during his employment with the Company and for a period expiring one (1) year after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, Company, or other business enterprise with which the Executive may then be connected.

     16.  RIGHT TO ADVICE OF COUNSEL.  The Executive acknowledges that he has
          --------------------------
consulted with counsel and is fully aware of his rights and obligations under this Agreement.

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

     17.  SUCCESSORS.  The Company will require any successor (whether direct or
          ----------
indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraphs 13(a)(i), 13(b) and 13(c) of this Agreement, subject to the terms and conditions therein.

     18.  ARBITRATION.  Any dispute or controversy arising under or in
          -----------
connection with this Agreement shall be settled exclusively by arbitration in San Jose, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within ten
(10) days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten- (10-) day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten-(10-)day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

     19.  ABSENCE OF CONFLICT.  The Executive represents and warrants that his
          -------------------
employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

     20.  ASSIGNMENT.  This Agreement and all rights under this Agreement shall
          ----------
be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, however that such assignment will not relieve the Company of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     21.  NOTICES.  For purposes of this Agreement, notices and other
          -------
communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:     Kenneth B. Hamlet
                              39 Aspen Ridge Road
                              P.O. Box 774140
                              Steamboat Springs, CO  80477

     If to the Company:            MagiNet Corporation
                              405 Tasman Drive
                              Sunnyvale, CA 94089
                              Attn: Chief Financial Officer

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

     22.  INTEGRATION.  This Agreement and the Exhibit hereto represent the
          -----------
entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     23.  WAIVER.  Failure or delay on the part of either party hereto to
          ------
enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     24.  SEVERABILITY.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

     25.  HEADINGS.  The headings of the paragraphs contained in this Agreement
          --------
are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

     26.  APPLICABLE LAW.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of California as applied to agreements between California residents entered and to be performed entirely within California.

     27.  COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


"COMPANY"                                          MAGINET CORPORATION


                                        By: /s/ James A. Barth
                                           -------------------------------------

                                        Title: Executive Vice President & CEO
                                              ----------------------------------



                                         /s/ Kenneth B. Hamlet
                                        ----------------------------------------
"EXECUTIVE"                             KENNETH B. HAMLET


                     [EMPLOYMENT AGREEMENT SIGNATURE PAGE]

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